FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                (Date of earliest event reported)
                         April 21, 1999



                      US AIRWAYS GROUP, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-5306
      (Registrant's telephone number, including area code)

                (Commission file number: 1-8444)
        (I.R.S. Employer Identification No: 54-1194634)


                         US AIRWAYS, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-7000
      (Registrant's telephone number, including area code)
                (Commission file number: 1-8442)
        (I.R.S. Employer Identification No: 53-0218143)







Item 5. Other Events

     On April 21, 1999, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months ended March 31, 1999, and selected operating and financial statistics for US Airways for the same period (see
Exhibit 99 to this report).

     Rakesh Gangwal, President and Chief Executive Officer of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of both companies and N. Bruce Ashby, Senior Vice President--Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, an update to the status of the Company's common stock purchase programs was provided. From January 1998, the date the Company's first common stock purchase program was authorized, through March 31, 1999, the Company had purchased a total of 24.6 million shares of its common stock at a total cost of $1.4 billion. The Company purchased 6.6 million shares of its common stock for $341 million in the first quarter of 1999.

     Also discussed during the call were two factors that had an adverse effect on the Company's financial results for the first quarter of 1999: inclement weather in the eastern United States and the recent conversion of certain information systems (including reservations, airport customer services and flight tracking systems) to those provided by The SABRE Group, Inc.
(TSG). The effects on US Airways' operations of the inclement weather were compounded by the systems conversions. The new systems resulted in changes to many basic work processes-- temporarily affecting the efficiency at which certain processes were performed. In the first quarter of 1999, US Airways was forced to cancel approximately 5.6% of its flights. In contrast, US Airways flight cancellation rate averaged 2.5% in the first quarters of 1998 and 1997. The unusually large number of cancellations of planned flights pushed up US Airways' unit cost since it was geared to operate a larger schedule. As US Airways cancelled flights its costs did not go down materially--only expenses such as aviation fuel, landing fees and commissions were avoided. At the same time US Airways lost most of the revenue from the cancelled flights.

     On a year-over-year basis, US Airways' capacity (available seat miles) is expected to increase 5.5% in the second quarter of 1999, 9.5% in the third quarter and 10.0% in the fourth quarter. For full-year 1999, US Airways' capacity is expected to increase approximately 7.0% compared to full-year 1998. The increase in capacity will be driven largely by MetroJet, which will contribute about 5 percentage points of the 7.0% increase, with transatlantic operations making up the majority of the remainder of the increase.

     Earnings guidance for the second quarter of 1999 and full-year 1999 was also provided--the Company expects to comfortably make the current First Call consensus of $2.10 per share for second quarter of 1999 and the current First Call consensus of $5.60 per share for full-year 1999. In addition, it was also disclosed that US Airways' unit cost is expected to be lower for full-year 1999 compared to full-year 1998. This reduction will be driven by the continued expansion of lower-cost MetroJet operations, efficiencies realized as a result of the implementation of the new TSG information systems and spreading overhead over a larger base.

     Certain of the information discussed on the conference call should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking information include: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing--particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's products, demand for air transportation in the markets in which the Company operates and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.


Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------

    99        News release dated April 21, 1999 of US Airways
              Group, Inc. and US Airways, Inc.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                               US Airways Group, Inc. (REGISTRANT)

Date: April 21, 1999      By:  /s/ Thomas A. Mutryn
                               ---------------------------------
                               Thomas A. Mutryn
                               Senior Vice President, Finance
                               Chief Financial Officer


                               US Airways, Inc. (REGISTRANT)

Date: April 21, 1999     By:  /s/ Thomas A. Mutryn
                               ---------------------------------
                               Thomas A. Mutryn
                               Senior Vice President, Finance
                               Chief Financial Officer














              (this space intentionally left blank)











Exhibit 99

US AIRWAYS GROUP 1ST QUARTER OPERATING PROFIT IS $89 MILLION,
INCLUDING ONE-TIME GAIN OF $9.9 MILLION

     ARLINGTON, Va., April 21, 1999 - US Airways Group, Inc. reported a first quarter operating profit of $89 million and a first quarter net profit of $46 million today, including a one-time gain. Earnings per diluted share for the quarter were 56 cents, including the one-time gain.

     "Facing a simultaneous test of poor weather and a complex conversion to a new computer system, our employees met the challenge and demonstrated their true professionalism. As we look ahead to the next quarter and the balance of the year, we expect to see a much improved performance," said US Airways President and CEO Rakesh Gangwal.

     US Airways' operations were much closer to normal by the end of March, as the weather improved and the impact of the transition to the new computer system lessened. The number of cancellations declined and on-time performance began returning to more normal levels.

     Gangwal noted that the recent Airline Quality Rating, which placed US Airways No. 1 among the 10 major U.S. airlines, underscores the team spirit of US Airways employees in transforming significant aspects of US Airways' performance.

     US Airways Chairman Stephen M. Wolf said the airline's No. 1 ranking in the quality survey is a credit to US Airways employees.

     "Over the past three years US Airways employees have enthusiastically embraced the goal of becoming the Carrier of Choice and these results reflect their exceptional dedication,"
Wolf said.

     Dean Headley, associate professor of marketing at the Barton
School of Business at Wichita State University and one of the authors of the quality survey, said US Airways rose above other major airlines because of its high ranking in most major categories of service of interest to consumers.

-more-
US Airways Group 1st Quarter Operating Profit
Is $89 Million, Including One-Time Gain Of $9.9 Million
Page Two
April 21, 1999


     "The good thing about US Airways is that they are the most consistent high-level performer," Headley said.

    "If you leave on time, if the airline leaves on time, your bags get there with you, and they are relatively pleasant in the process of getting you there, that's performance."

     The one-time gain for the quarter was $9.9 million, related to sale of depository certificates in Equant. Excluding this gain, earnings per share were 49 cents for the quarter.

     Operating revenues for the first quarter of 1999 were $2.1 billion, an increase of 0.4 percent over the first quarter of 1998, while operating expenses were $2.0 billion, higher by 6.0 percent as compared to 1998, mostly as a result of expenses related to the inclement weather and computer conversion issues. The operating profit of $89 million was 53.6 percent below the comparable figure for the first quarter of 1998, while the net profit of $46 million was down by 53.1 percent.

     Revenue passenger miles flown in the first quarter of 1999 were higher by 1.0 percent as compared to the first quarter of 1998 while available seat miles increased by 2.9 percent. The passenger load factor of 67.7 percent was down by 1.3 percentage points. Passenger unit revenue was 11.77 cents per available seat mile, a decline of 3.9 percent from the first quarter of 1998, while cost per available seat mile increased 2.0 percent to 12.75 cents, primarily reflecting costs related to weather and computer issues. The cost of aviation fuel, excluding taxes, for the quarter was 37.17 cents, 28 percent lower than the first quarter of 1998.
                                -30-

NUMBER:  3638


                      US Airways Group, Inc.        NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
        (dollars in millions, except per share amounts)

                                     Three Months Ended March 31,
                                    1999    1998(Note 1) % Change
                                   ------      ------    --------
Operating Revenues
 Passenger transportation          $1,856      $1,858       (0.1)
 Cargo and freight                     40          43       (7.0)
 Other                                176         162        8.6
                                    -----       -----
  Total Operating Revenues          2,072       2,063        0.4

Operating Expenses
 Personnel costs                      801         749        6.9
 Aviation fuel                        129         167      (22.8)
 Commissions                          124         124         --
 Aircraft rent                        114         111        2.7
 Other rent and landing fees          108         108         --
 Aircraft maintenance                 117         114        2.6
 Other selling expenses               101         102       (1.0)
 Depreciation and amortization         80          72       11.1
 Other                                409         324       26.2
                                    -----       -----
  Total Operating Expenses          1,983       1,871        6.0
                                    -----       -----
  Operating Income                     89         192      (53.6)

Other Income (Expense)
 Interest income                       15          30      (50.0)
 Interest expense                     (50)        (63)     (20.6)
 Interest capitalized                   8           5       60.0
 Other, net                            13           1    1,200.0
                                    -----       -----
  Other Income (Expense), Net         (14)        (27)     (48.1)
                                    -----       -----
Income Before Taxes                    75         165      (54.5)

 Provision  for Income Taxes           29          67      (56.7)
                                    -----       -----
Net Income                             46          98      (53.1)

 Preferred Dividend Requirement        --          (6)    (100.0)
                                    -----       -----
Earnings Applicable to
 Common Stockholders               $   46      $   92      (50.0)
                                    =====       =====
Earnings per Common Share
 Basic                             $ 0.57      $ 0.98      (41.8)
 Diluted                           $ 0.56      $ 0.96      (41.7)

Shares Used for Computation (000)
 Basic                             79,464      93,710
 Diluted                           80,953     102,781

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                        US Airways, Inc.             NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended March 31,
                                                            %
                                1999      1998(Note 1)    Change
                              ---------   -----------    --------
Operating Revenues
 Passenger transportation    $    1,661    $    1,677       (1.0)
 US Airways Express
  transportation revenues           177           149       18.8
 Cargo and freight                   39            42       (7.1)
 Other                              163           163         --
                              ---------     ---------
  Total Operating Revenues        2,040         2,031        0.4

Operating Expenses
 Personnel costs                    744           697        6.7
 Aviation fuel                      119           154      (22.7)
 Commissions                        113           113         --
 Aircraft rent                       98            96        2.1
 Other rent and landing fees         99            99         --
 Aircraft maintenance                88            92       (4.3)
 Other selling expenses              91            93       (2.2)
 Depreciation and amortization       73            65       12.3
 US Airways Express capacity
  purchases                         146           125       16.8
 Other                              376           308       22.1
                              ---------     ---------
  Total Operating Expenses        1,947         1,842        5.7
                              ---------     ---------
  Operating Income                   93           189      (50.8)

Other Income (Expense)
 Interest income                     49            39       25.6
 Interest expense                   (50)          (63)     (20.6)
 Interest capitalized                 4             3       33.3
 Other, net                          13             1    1,200.0
                              ---------     ---------
  Other Income (Expense), Net        16           (20)    (180.0)
                              ---------     ---------
Income Before Taxes                 109           169      (35.5)

Provision for Income Taxes           42            68      (38.2)
                              ---------     ---------
Net Income                   $       67    $      101      (33.7)
                              =========     =========


Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.




                         US Airways, Inc.            NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Three Months Ended March 31,
                                                           %
                                    1999       1998      Change
                                  -------    -------   --------
Revenue passengers (thousands)*    12,998     13,308    (2.3)
Total revenue passenger miles
 (millions)                         9,573      9,481     1.0
Revenue passenger miles
 (millions)*                        9,553      9,445     1.1
Total available seat miles
 (millions)                        14,134     13,734     2.9
Available seat miles(millions)*    14,107     13,692     3.0
Passenger load factor*               67.7%      69.0%   (1.3)pts.
Break-even load factor (Note 2)      65.0%      63.8%    1.2 pts.
Yield*                              17.39c     17.75c   (2.0)
Passenger revenue per available
 seat mile*                         11.77c     12.25c   (3.9)
Revenue per available seat mile
 (Note 2)                           13.19c     13.70c   (3.7)
Cost per available seat mile
 (Note 2)                           12.75c     12.50c    2.0
Average passenger journey (miles)*    735        710     3.5
Average stage length (miles)*         614        591     3.9
Revenue aircraft miles (millions)*    105        102     2.9
Cost of aviation fuel per gallon    43.27c     57.66c  (25.0)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             37.17c     51.63c  (28.0)
Gallons of aviation fuel consumed
 (millions)                           275        267     3.0
Number of aircraft in operating
 fleet at period-end                  377        371     1.6
Full-time equivalent employees at
 period-end                        38,832     38,625     0.5

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude the revenues and expenses generated under capacity purchase arrangements
        US Airways has with certain US Airways Express air carriers.











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